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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) of Sibanye Stillwater Limited for the registration of Ordinary Shares, no par value, including Ordinary Shares represented by American Depositary Shares and the Rights to Purchase Ordinary Shares, including Ordinary Shares represented by American Depositary Shares, and to the incorporation by reference therein of our reports dated April 28, 2020 with respect to the consolidated financial statements of Sibanye Gold Limited for the year ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019 included in Sibanye Stillwater Limited's Annual Report on Form 20-F for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Inc.
Johannesburg, Republic of South Africa
August 28, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm